UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/24/2008

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On December 24, 2008, the Texas Pipeline Project Throughput and Deficiency Agreement dated as of May 9, 2008 (the "Agreement") between Magellan Pipeline Company, L.P., Magellan Terminals Holdings, L.P. and Magellan Pipelines Holdings, L.P., each a wholly owned, indirect subsidiary of Magellan Midstream Partners, L.P. (collectively, "Magellan"), and Motiva Enterprises LLC ("Motiva") was terminated. Magellan provided a brief description of the material terms and conditions of the Agreement in its Form 8-K filed on May 15, 2008, which description is herein incorporated by reference. The Agreement was terminated prior to its stated term due to a significant change in the scope of the project. No material early termination penalties were incurred by Magellan in connection with the termination of the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: December 29, 2008	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary